UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

LAPIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-100979	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 Kinderkamack Road, Emerson, New Jersey	07630
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 225-0190

n/a

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Acquisition of Micronet Stock

On September 7, 2012, Lapis Technologies, Inc. (“Lapis” or the “Company”) through its wholly-owned subsidiary Enertec Electronics Ltd., an Israeli corporation (“Enertec”), acquired from three Israeli individuals who collectively were the former controlling shareholders (“Sellers”) 47.5% of the issued and outstanding shares of Micronet Ltd., an Israeli corporation (TASE:MCRNL) (“Micronet”) pursuant to a stock purchase agreement (the “Agreement”). As a result of the transaction, Lapis became the largest shareholder of Micronet.

Pursuant to the terms of the Agreement, Lapis acquired from the Sellers 8,256,000 ordinary shares of Micronet for 17.3 million NIS (approximately $4.3 million), divided pro rata among the Sellers. The Agreement also includes two call options granted to Lapis and a put option granted to the Sellers. Pursuant to the initial call option, Lapis is entitled to purchase from the Sellers, during the period beginning on the closing of the transaction and for 11 months thereafter, up to additional 996,000 ordinary shares of Micronet (5.73% of Micronet’s issued and outstanding shares) for a price of 2.1 NIS (approximately $0.525 per share currently) per share as adjusted based on the Israeli customers index. Under the second call option, Lapis is entitled to purchase from the Sellers up to additional 1,200,000 ordinary shares of Micronet (6.78% of Micronet’s issued and outstanding shares) for a price of 2.1 NIS per share as adjusted based on the Israeli customers index (currently reflecting $0.525 per share) plus 25% Micronet’s 2012 gross profit per share based on Micronet’s issued and outstanding shares as of December 31, 2012, up to maximum of 18,850,000 shares, but in any event such price per share shall not exceed 3 NIS (approximately $0.75 per share currently). Pursuant to the put option granted to Sellers, the Sellers can cause the sale of up to an additional 334,000 ordinary shares per Seller (and a total of up to 1,000,002 shares constituting 5.73% of Micronet’s issued and outstanding shares) for a price of 2.2 NIS per share (approximately $0.55 per share currently) as adjusted based on the Israeli customers index. The put option is in effect for the period that begins on the one-year anniversary of the closing of the transaction and ends on the 22-month anniversary of the closing of the transaction.

Upon closing of the transaction, two of the Sellers resigned from Micronet’s board of directors, and on September 10, 2012 two new directors were appointed by Micronet’s board (Mr. David Lucatz, the Company’s Chief Executive Officer and sole director, and Prof. Hezi Ophir). One of the Sellers, Mr. Eli Nahum, will continue as a board member, since based on the Agreement, as long as Mr. Nahum holds at least 500,000 ordinary shares of Micronet he shall be entitled to recommend the appointment of one director on his behalf.

Micronet, established three decades ago, is a developer, manufacturer and seller of mobile electronics computing platforms, designed for integration into fleet management and mobile workforce management solutions. Its solutions facilitate mobile workforce productivity, enable corporate efficiency, and enhance customer service. Micronet’s OEM products are implemented internationally and recognized for their ingenuity, competitive pricing and service excellence. With over 300,000 units sold, Micronet’s customers are leading Fleet management / Mobile Resource Management (MRM) solution and service providers, who require high quality, versatile and innovative hardware platforms that are fully programmable, for independent application development and system integration. Micronet operates a modern manufacturing facility, ISO 9001-2008 certified. Micronet’s annual gross sales for 2011 were approximately $12.545 million and for the first half year of 2012 were approximately $14.4 million with net profits of approximately $183,617 and $3,451,835, respectively.

There are no material relationships between the Sellers, and Lapis’s officers, directors, affiliates or subsidiaries.

Amended and Restated Note and Warrant Purchase Agreement

In connection with the acquisition of Micronet stock pursuant to the Agreement (the “Acquisition”), Lapis entered into an Amended and Restated Note and Warrant Purchase Agreement, dated as of September 7, 2012, with UTA Capital LLC, a Delaware limited liability company (“UTA”). The Amended and Restated Note and Warrant Purchase Agreement amended the Note and Warrant Purchase Agreement as amended by that certain letter agreement dated as of August 16, 2011, and as further amended by that certain Second Amendment to Note and Warrant Purchase Agreement dated as of August 31, 2011 and that certain Third Amendment to Note and Warrant Purchase Agreement dated as of November 24, 2011 with UTA (the “Original Agreement”). Pursuant to the Amended and Restated Note and Warrant Purchase Agreement, Lapis and UTA agreed to revise the Original Agreement to provide, among other things, (i) for the consummation of the Second Closing, as described below, to assist Lapis in financing the Acquisition although the time period in which the Second Closing could occur had expired under the terms of the Original Agreement, (ii) that Enertec pledge to UTA the shares acquired in the Acquisition, (iii) that D.L. Capital Ltd., the Company’s controlling stockholder, enter into a pledge agreement with UTA to pledge 1,000,000 shares of common stock of the Company owned by D.L. Capital Ltd., (iv) that the Secured Promissory Note made by Lapis payable to UTA, dated September 1, 2011 in the principal amount of $3,000,000 be amended to provide that the principal payments be paid in three equal principal payments of $1,000,000 each, the first on December 31, 2012, and the second on September 1, 2013, with the remaining principal balance due at the Maturity Date of March 1, 2014, and (v) that the Company satisfy within four months of September 7, 2012 the corporate governance requirements under Nasdaq Marketplace Rule 5605 (relating to Board and Board committee composition, process and decision-making), Rule 5610 (relating to codes of conduct) and Rule 5630 (relating to the review and approval of related-party transactions) as if the Company’s common stock were listed on the Nasdaq stock exchange.

Second Closing

On September 7, 2012, Lapis issued to UTA pursuant to the Amended and Restated Note and Warrant Purchase Agreement (i) the Second Secured Promissory Note in the principal amount of $3,000,000, with an initial interest rate equal to 8% per annum, $1,500,000 of such amount payable on May 15, 2013, and the remaining balance due at the Maturity Date of April 1, 2014, and (ii) the Second Warrant entitling UTA to purchase from Lapis up to a total of 600,000 shares of the Company’s common stock at an exercise price initially equal to $0.65 per share, subject to adjustment in certain circumstances, such warrant exercisable beginning six months after September 7, 2012, until 66 months after September 7, 2012.

Item 2.01.       Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 3.02.       Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 8.01.       Other Events.

On September 13, 2012, the Company issued a press release, a copy of which is submitted as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

To be filed by amendment to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

To be filed by amendment to this Current Report on Form 8-K.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPIS TECHNOLOGIES, INC.

Dated: September 13, 2012	By:	/s/ David Lucatz
		Name:	David Lucatz
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated September 13, 2012.